Exhibit 99.2

@NFX is periodically published to keep shareholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

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October 27, 2004

This edition of @NFX includes:

•	Update on recent drilling activities;

•	Guidance for the fourth quarter of 2004; and

•	Updated tables detailing complete hedging positions

Onshore Gulf Coast

During the third quarter, we drilled 20 successful wells out of 22 total wells in Texas and Louisiana. We operated 16 of the wells drilled during the quarter. We are currently operating 12 rigs (including workovers and recompletes) and are participating in two outside operated wells onshore Texas.

Val Verde Basin

Exploration success continued in the Val Verde Basin of southwest Texas, where we made a potentially significant discovery with our Whitehead 73-01 prospect. The well was drilled and completed for less than $1 million and is now on-line. We are planning to drill two offset wells over the next six months to determine aerial extent. We have a 100% interest in this new discovery.

An appraisal well was drilled on our Packenham discovery, which was announced in the second quarter. The Poulter 38-01 is now being tested. We plan to drill two to three additional appraisal wells in the field. We have a 60% operated interest in the Packenham development and an interest in more than 3,500 acres in the area.

The Val Verde Basin is one of our most active onshore Gulf Coast drilling areas in 2004. We hold more than 100,000 lease acres in the basin where we are working three geologic trends.

West Caney Creek Field

We continued our development program in the West Caney Creek Field, located in Wharton County, Texas. We drilled the Peach Creek Gas Unit #10 and found about 200’ of net gas pay in three sands. However, the casing collapsed and we were unable to complete the well. Prior to these mechanical problems, the well tested at 12 MMcfe/d. We are in the process of re-drilling the well. Once on-line, the #10 re-drill well is expected to add about 10 MMcfe/d. The Corbett G.U. #1 well, an offset to the Davis Locke #2, was a dry hole. We’ve drilled 12 successful wells in the field and proposals have been sent to partners to drill the Peach Creek G.U. #8 and the Peach Creek G.U. #11. Current field production is about 35 MMcfe/d (gross). We operate with working interests ranging from 58-77%.

La Reforma Field

We have drilled four successful wells in the La Reforma Field since acquiring in the EEX transaction in late 2002. The field is located in Hidalgo County, Texas. During the second quarter, we successfully drilled the Guerra D-1 well, which came on line at 10 MMcfe/d. Total field production is about 16 MMcfe/d gross. We are planning to drill an offset well to the Guerra D-1 later this year. Our C-3 exploration well is currently drilling. Newfield operates the field with a 50% working interest.

La Rucia Ranch Field

Development drilling continues in the La Rucia Ranch Field, located in Hidalgo County, Texas. During the third quarter, the La Rucia Ranch #20 was successfully drilled and tested 6 MMcfe/d. The La Rucia Ranch #21 well recently reached TD and is now completing. We are currently drilling the La Rucia Ranch #22 well and have plans to drill at least two additional development wells in the field. We operate the field with a 67% working interest.

Dinn Ranch Field

We successfully drilled the Buck Hamilton #10 development well in the Dinn Ranch Field, located in Duvall County, Texas. The Buck Hamilton #10 well is on line at 21.7 MMcfe/d. Current gross field production at Dinn Ranch is about 56 MMcfe/d.

East Texas

We plan to drill up to 20 wells in East Texas in 2004. We are active in four main fields — Carthage, Oak Hill, Willow Springs and Woodlawn. Year-to-date, we have drilled 15 wells. Our working interest ranges from 45-100%. During the third quarter, we drilled 2 successful wells in the Oak Hill field and 2 successful wells in the Woodlawn field. All the wells had more than 100’ of net gas pay and initial production per well averages about 1.1 MMcfe/d. We recently drilled our first successful well in the Willow Springs field on acreage acquired earlier in the year. Completion is underway.

Southern Louisiana — MOOSE Prospect

Moose, a wildcat discovery announced in July, was tested and is now producing 30 MMcfe/d. We plan to drill an offset well in mid-2005 to help size the Moose discovery. BP operates Moose and we hold a 25% working interest. We have an interest in more than 6,000 acres around this discovery. Moose was drilled to nearly 23,700’ to test a high potential exploration prospect in the prolific Deep Tuscaloosa Trend. The well offsets the giant Judge Digby field in Point Coupee Parish. We logged 50’ of net gas pay in the well. We drilled a dry hole with our East Donner Prospect. Newfield had a 25% interest in this 16,200’ test.

Gulf of Mexico

In the Gulf of Mexico, we drilled 10 wells in the third quarter with no dry holes. Including workover and completion operations, four rigs are currently active.

South Timbalier 299 #1

During the third quarter, we drilled three discoveries at ST 299. The field is located in 320’ of water. Two of the wells found pay at 2,500’ and the third well found multiple oil and gas bearing sands between 2,500’ and 9,000’. We’re planning to install a platform with first production expected in the second half of 2005. We have a 75% non-operated interest in this discovery.

GOM Development Programs

The following is a list of significant Gulf of Mexico development programs that are underway. Combined, these developments are expected to add nearly 85 MMcfe/d of gross gas production. The new developments will be on-line between Nov. 1 and mid-2005.

Project	W.I. %	Est. First Prod.	Expected rate (gross)

WD 102	100%	Nov. ’04	15 MMcfe/d
GB 208	50%	Nov. ’04	20 MMcfe/d
Brazos 504	100%	Nov. ’04	10 MMcfe/d
N. Padre 891	50%	1Q05	6 MMcfe/d
WD 133	50%	2Q05	12 MMcfe/d
WC 77	33.75%	2Q05	15 MMcfe/d
HI 520	41%	2Q05	6 MMcfe/d

Total			84 MMcfe/d

West Cameron 77

The West Cameron 77 deep shelf discovery, located about 10 miles offshore Louisiana in about 40 feet of water, tested 15 MMcfe/d from a single sand. The well found approximately 120’ of net gas pay in two zones between 16,800’ - 17,600’. The well was deepened to 19,603’ (18,500’ vertical depth) and encountered an additional zone that appears to have possible pay over a large gross interval, however due to a mechanical problem, the deepest sand was not tested. A facility is being fabricated and we expect first production of about 15 MMcfe/d in April 2005. The field will qualify for 15 Bcf of royalty relief under the Minerals Management Service’s rules. We operate the WC 77 discovery with a 45% working interest in a joint development area covering portions of WC 77 and WC 96, prior to payout. After payout, our interest, subject to a 25% back in by another operator, will be 33.75%.

Hurricane Ivan Impact

As a result of Hurricane Ivan, we deferred approximately 2.5 Bcfe of 2004 production. About half of this was deferred in the third quarter. At this time, we still have about 19 MMcfe/d gross operated, or 9 MMcfe/d net, shut-in awaiting repairs to facilities and pipelines. In addition, we have 13 MMcfe/d net still shut-in on outside operated platforms.

Mid-Continent

We are currently operating seven drilling rigs in the Mid-Continent. Year to date, 107 operated wells have been completed or are in various stages of completion (excluding our Cherokee Basin CBM play). In addition, we have participated in 50 outside-operated wells.

Stiles Ranch and Buffalo Wallow

We are operating three drilling rigs in Hemphill and Wheeler Counties, Texas where current production is 22 MMcfe/d. We plan to drill 25 wells in these areas in 2004; 20 have reached total depth year-to-date. We have a 100% working interest.

WACCAWH Project

Year-to-date, more than 40 wells have been drilled, three wells are currently drilling and four wells are being completed. Gross operated production is about 25 MMcf/d. Our first two WACCAWH pilot wells to the south have been completed in the Woodford Shale and are cleaning-up after frac. The wells are being completed and will be commingled with other WACCAWH intervals.

Arkoma CBM Project

Located in Pittsburg, Hughes and Coal Counties in the Arkoma Basin, our horizontal CBM play consists of two shallow coal seams (4’-5’ thick) above the WACCAWH play at 2,000’-3,500’. We have one CBM rig drilling our first four-well horizontal pilot on 640 acres for the Booch Coal. Three horizontal wells have been drilled to date. A second horizontal CBM pilot will target the deeper Hartshorne Coal and should spud in late October.

Cherokee Basin CBM Area

We are operating 2-3 drilling rigs and have drilled 75 wells since acquiring these assets in July. Since closing, 10 new wells have been brought on-line, 30 have been completed and eight are in various stages of completion. A significant number of inactive wells have been brought on-line and gross production is up 2 MMcf/d since mid-July. About 100 new wells will be drilled and completed prior to year-end. We added to our acreage in this area by acquiring interests from another operator in late September.

Rocky Mountains

We are currently running three drilling rigs in our Monument Butte Field, a 110,000-acre oil field located in the Uinta Basin of Northeast Utah. Current net field production is 7,700 barrels of oil equivalent. The field has estimated oil-in-place of more than 2 billion barrels. From announcement date to closing was just 21 days. Gary Packer, formerly our leader of acquisition and development efforts in the Gulf of Mexico, was named to manage our new Rockies operation. With the recent strength in oil prices over the past several months, we have used hedging markets to ensure attractive future oil prices for expected Monument Butte production through 2010. Most of the hedges we have added, approximately 87%, are in the form of three-way collars at an average weighted price of $27.55 x $33.82 x $50.73. Please see the tables at the end of this publication for a complete listing of our crude hedges.

2005 Production Estimate

The Company expects to produce 255 — 270 Bcfe in 2005, an increase of 6 — 12% over 2004 estimated production of about 240 Bcfe. Preliminary capital spending for 2005 is estimated at about $850 — 900 million. A final budget is being prepared and will be submitted to the Company’s board of directors for approval in February 2005.

Fourth Quarter 2004 Estimates

Natural Gas Production and Pricing

The Company’s natural gas production in the fourth quarter of 2004 is expected to be 49 — 54 Bcf (533 — 590 MMcf/d). The price the Company realizes for natural gas production from the Gulf of Mexico and onshore Gulf Coast on an Mcf basis after basis differentials, transportation and handling charges, typically averages $0.15 — $0.20 less per MMBtu than the Henry Hub Index. Realized gas prices for our Mid-Continent properties after basis differentials, transportation and handing charges typically averages $0.70 — $0.80 per MMBtu less than Henry Hub Index. Hedging gains or losses will affect price realizations.

Crude Oil Production and Pricing

Oil production in the fourth quarter of 2004 is expected to be 2.4 — 2.6 million barrels (25,700 — 28,400 BOPD). These estimates include approximately 4,300 BOPD from the Company’s Malaysian operations. The price the Company receives for Gulf Coast production typically averages about $2 below the NYMEX West Texas Intermediate (WTI) price. The price the Company receives for its production in the Rocky Mountains averages about $3 below WTI price. Oil production from the Mid-Continent typically sells at a $1.00 — $1.50 per barrel discount to WTI. Oil production from Malaysia typically sells at Tapis, or about even with WTI. Hedging gains or losses will affect price realizations.

Lease Operating and Other Expenses

LOE is expected to be $45 — $50 million ($0.67 — $0.75 per Mcfe) in the fourth quarter of 2004. Production taxes in the fourth quarter of 2004 are expected to be $14 — $15 million ($0.21 — $0.24 per Mcfe). These expenses vary and are subject to impact from, among other things, production volumes and commodity pricing, tax rates, service costs, the costs of goods and materials and workover activities.

General and Administrative Expense

G&A expense for the fourth quarter of 2004 is expected to be $20 — $22 million ($0.31 — $0.34 per Mcfe), net of capitalized direct internal costs. Capitalized G&A expense is expected to be $8 — $9 million. G&A expense includes stock and incentive compensation expense. Incentive compensation expense depends largely on net income.

Interest Expense

The non-capitalized portion of the Company’s interest expense for the fourth quarter of 2004 is expected to be $13 — $14 million ($0.10 — $0.11 per Mcfe). As of October 27, 2004, borrowings under the Company’s credit arrangements were $182 million. The remainder of long-term debt consists of three separate issuances of notes that in the aggregate total $875 million in principal amount. Capitalized interest for the fourth quarter of 2004 is expected to be about $3 — $5 million.

Income Taxes

Including both current and deferred taxes, the Company expects its consolidated income tax rate in the fourth quarter of 2004 to be about 35 — 39%. About 60% of the tax provision is expected to be deferred.

Natural Gas Hedge Positions

The following hedge positions for the fourth quarter of 2004 and beyond are as of October 26, 2004:

Fourth Quarter 2004

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
12,363 MMMBtus	$5.62	—	—	—	—
9,795 MMMBtus	—	—	$4.90 — $8.24	$3.00 — $5.25	$4.16 — $10.25
12,050 MMMBtus	—	$5.43	—	$4.20 — $5.61	—

First Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
8,057 MMMBtus	$7.00	—	—	—	—
23,445 MMMBtus	—	—	$5.74 — $10.35	$3.50 — $8.00	$4.16 — $13.50
5,400 MMMBtus	—	$5.49	—	$5.47 — $5.50	—

Second Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
8,010 MMMBtus	$6.09	—	—	—	—
3,495 MMMBtus	—	—	$5.30 — $5.74	$3.50 — $5.50	$4.16 — $8.55
13,500 MMMBtus	—	$5.50	—	$5.50 — $5.51	—

Third Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
8,356 MMMBtus	$6.07	—	—	—	—
3,495 MMMBtus	—	—	$5.30 — $7.74	$3.50 — $5.50	$4.16 — $8.55
13,500 MMMBtus	—	$5.50	—	$5.50 — $5.51	—

Fourth Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
6,075 MMMBtus	$5.87	—	—	—	—
1,395 MMMBtus	—	—	$5.01 — $7.15	$3.50 — $5.50	$4.16 — $8.55
4,500 MMMBtus	—	$5.50	—	$5.50 — $5.51	—

Natural Gas 3-Way Collars

	Floors	Collars
Fourth Quarter 2004
450 MMMBtus	$3.50	$4.50 — $6.08
300 MMMBtus	$3.50	$4.50 — $6.10
600 MMMBtus	$3.76	$4.76 — $5.20
300 MMMBtus	$3.61	$4.61 — $5.20
600 MMMBtus	$3.62	$4.62 — $5.20

These 3-way collar contracts are standard natural gas collar contracts with respect to the periods, volumes and prices stated above. The collar contracts have floor and ceiling prices per MMMBtu as per the table above until the market price drops below the floor price above. Below the floor price, these contracts effectively result in realized prices that are on average $1.00 per MMMBtu higher than the cash price that otherwise would have been realized.

Crude Oil Hedge Positions

     The following hedge positions for the fourth quarter of 2004 and beyond are as of October 26, 2004:

Fourth Quarter 2004

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
444,000 Bbls	$26.59	—	—	—	—
330,000 Bbls	—	—	$27.14 — $32.51	$27.00 — $27.50	$30.65 — $34.50
379,000 Bbls*	—	—	$25.76 — $29.91	$25.00 — $26.00	$29.70 — $30.05

First Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
717,000 Bbls	$32.78	—	—	—	—
555,000 Bbls	—	—	$33.99 — $42.87	$27.00 — $45.00	$30.65 — $56.80
270,000 Bbls*	—	—	$32.00 — $43.32	$25.00 — $36.00	$29.70 — $51.25

Second Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
631,000 Bbls	$33.21	—	—	—	—
468,000 Bbls	—	—	$35.37 — $44.95	$27.00 — $45.00	$30.65 — $56.80
182,000 Bbls*	—	—	$35.50 — $50.13	$35.00 — $36.00	$49.00 — $51.25

Third Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
635,000 Bbls	$33.25	—	—	—	—
321,000 Bbls	—	—	$39.31 — $50.10	$35.60 — $45.00	$48.00 — $55.50
184,000 Bbls*	—	—	$35.50 — $50.13	$35.00 — $36.00	$49.00 — $51.25

Fourth Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
635,000 Bbls	$33.25	—	—	—	—
321,000 Bbls	—	—	$39.31 — $50.10	$35.60 — $45.00	$48.00 — $55.50
184,000 Bbls*	—	—	$35.50 — $50.13	$35.00 — $36.00	$49.00 — $51.25

First Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
381,000 Bbls	$31.61	—	—	—	—
219,000 Bbls*	—	—	$35.18 — $51.30	$35.00 — $36.00	$50.50 — $55.00

Second Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
383,000 Bbls	$31.64	—	—	—	—
221,000 Bbls*	—	—	$35.18 — $51.29	$35.00 — $36.00	$50.50 — $55.00

Third Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
385,000 Bbls	$31.66	—	—	—	—
283,000 Bbls*	—	—	$35.35 — $52.07	$35.00 — $36.00	$50.50 — $55.00

Fourth Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
385,000 Bbls	$31.66	—	—	—	—
283,000 Bbls*	—	—	$35.35 — $52.07	$35.00 — $36.00	$50.50 — $55.00

First Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
120,000 Bbls	$27.00	—	—	—	—
720,000 Bbls*	—	—	$33.00 — $50.19	$32.00 — $35.00	$44.70 — $52.80

Second Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
120,000 Bbls	$27.00	—	—	—	—
728,000 Bbls*	—	—	$33.00 — $50.19	$32.00 — $35.00	$44.70 — $52.80

Third Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
736,000 Bbls*	—	—	$33.00 — $50.19	$32.00 — $35.00	$44.70 — $52.80

Fourth Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
736,000 Bbls*	—	—	$33.00 — $50.19	$32.00 — $35.00	$44.70 — $52.80

First Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
182,000 Bbls	—	—	$33.50 — $50.00	$33.00 — $34.00	$50.00
637,000 Bbls*	—	—	$32.86 — $50.38	$32.00 — $35.00	$49.50 — $52.90

Second Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
182,000 Bbls	—	—	$33.50 — $50.00	$33.00 — $34.00	$50.00
637,000 Bbls*	—	—	$32.86 — $50.38	$32.00 — $35.00	$49.50 — $52.90

Third Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
184,000 Bbls	—	—	$33.50 — $50.00	$33.00 — $34.00	$50.00
644,000 Bbls*	—	—	$32.86 — $50.38	$32.00 — $35.00	$49.50 — $52.90

Fourth Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
184,000 Bbls	—	—	$33.50 — $50.00	$33.00 — $34.00	$50.00
644,000 Bbls*	—	—	$32.86 — $50.38	$32.00 — $35.00	$49.50 — $52.90

First Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
270,000 Bbls	—	—	$34.33 — $50.00	$33.00 — $36.00	$50.00
540,000 Bbls*	—	—	$32.83 — $50.93	$32.00 — $34.00	$50.00 — $54.55

Second Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
273,000 Bbls	—	—	$34.33 — $50.00	$33.00 — $36.00	$50.00
546,000 Bbls*	—	—	$32.83 — $50.93	$32.00 — $34.00	$50.00 — $54.55

Third Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
276,000 Bbls	—	—	$34.33 — $50.00	$33.00 — $36.00	$50.00
552,000 Bbls*	—	—	$32.83 — $50.93	$32.00 — $34.00	$50.00 — $54.55

Fourth Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
276,000 Bbls	—	—	$34.33 — $50.00	$33.00 — $36.00	$50.00
552,000 Bbls*	—	—	$32.83 — $50.93	$32.00 — $34.00	$50.00 — $54.55

First Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
540,000 Bbls	—	—	$36.50 — $52.36	$33.00 — $38.00	$50.00 — $53.50
360,000 Bbls*	—	—	$32.50 — $50.26	$32.00 — $34.00	$50.00 — $51.00

Second Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
546,000 Bbls	—	—	$36.50 — $52.36	$33.00 — $38.00	$50.00 — $53.50
363,000 Bbls*	—	—	$32.50 — $50.26	$32.00 — $34.00	$50.00 — $51.00

Third Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
552,000 Bbls	—	—	$36.50 — $52.36	$33.00 — $38.00	$50.00 — $53.50
366,000 Bbls*	—	—	$32.50 — $50.25	$32.00 — $34.00	$50.00 — $51.00

Fourth Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
552,000 Bbls	—	—	$36.50 — $52.36	$33.00 — $38.00	$50.00 — $53.50
366,000 Bbls*	—	—	$32.50 — $50.25	$32.00 — $34.00	$50.00 — $51.00

*These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per barrel as per the table above until the price drops below a weighted average price of $26.63 per barrel. Below $26.63 per barrel, these contracts effectively result in realized prices that are on average $6.30 per barrel higher than the cash price that otherwise would have been realized.

Any publicly announced changes to the above estimates, as well as periodic drilling updates, will be available through @NFX. Through our web page at www.newfld.com, stockholders may register to receive @NFX by e-mail distribution.

**Certain statements set forth in this @NFX regarding estimated or anticipated 2005 production and fourth quarter 2004 operating and financial data, capital expenditures, drilling plans and other production volumes are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources, labor conditions and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.